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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, Massachusetts 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABMD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Centers for Medicare & Medicaid Services (CMS) Final Rule for the Inpatient Prospective Payment System (IPPS)

On September 2, 2020, the Centers for Medicare and Medicaid Services (CMS) released final Medicare payment levels for inpatient hospital discharges for fiscal year 2021 (October 1, 2020 through September 30, 2021).  The Final Rule for the Inpatient Prospective Payment System (IPPS) is available on the CMS website at cms.gov. The Proposed Rule published in May 2020, was described by the Company in a Form 8-K filed on May 12, 2020. The Final Rule for the IPPS update includes ICD-10 coding and confirms assignment of percutaneous Impella implantation to MS-DRG 215 for Other Heart Assist System Implant.  The Final Rule also maintains bi-ventricular Impella (MS-DRG 1), ECpella (MS-DRG 3), and Impella hospital transfer / support (MS-DRG 268) for the receiving hospital.

Final Rule for FY 2021 Impella Heart Pump Reimbursement

In May 2020, CMS proposed a 24% reduction for MS-DRG 215. In addition, CMS proposed three options for MS-DRG 215 including (1) maintain FY2020 rate (hold harmless), (2) an average of the proposed FY2021 rate and FY2020 rate or (3) adjust and audit reimbursement rate from FY2020 based on hospital charges, length of stay, patient transfer, patient comorbidities and hospital efficiencies over the prior year. After reviewing the comments received, CMS set the relative weight for MS-DRG 215 equal to the average of the proposed FY2021 rate and FY2020 rate, an 11% reduction, instead of the proposed 24% reduction. In addition, CMS increased rates for MS-DRGs 1, 3, and 268 by 8%, 3%, and 5%, respectively. The Final Rule will be effective for the 12 months beginning on October 1, 2020 for all Medicare hospital inpatient discharges.

As highlighted by CMS, the FDA has granted Abiomed EUAs for COVID-19. It should be noted for the duration of the public health emergency (PHE), hospitals treating patients diagnosed with COVID-19 receive an additional 20% in reimbursement.

Hospitals that incorporate best practices often achieve better patient outcomes at a lower cost of care. For the sickest patients who utilize extensive resources, hospitals are eligible to receive additional outlier payments, which may collectively increase reimbursement in future years.

CMS payment levels for common Impella heart pump procedures are described in Table A.

Table A. Summary of common MS-DRGs from the Final Rule for illustration only.

Common Impella Procedures *

	MS-DRG	FY2021 Rate (All Hospitals)	FY2021 Rate (Sample 100 Impella Sites)	Change from FY 2020 Rate (All Hospitals; Oct 1, 2021 vs. Oct 1, 2020)
Uni-Ventricular Impella percutaneous insertion	215	$71,716	$84,136	-11%
Biventricular Impella or open insertion with removal	1	$186,171	$217,291	+8%
ECpella	3	$122,064	$142,763	+3%
ICU care and removal of Impella, after transfer from outlying hospital	268	$44,700	$52,895	+5%

*	Actual MS-DRGs may vary based on procedure, estimated hospital relative weight.

        All Hospitals’ include ~3,300 Medicare hospitals, and only ~1,788 have cath labs or operating rooms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Marc A. Began
Marc A. Began Vice President, General Counsel and Secretary
Date: September 3, 2020